UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: August 19, 2009

(Date of earliest event reported)

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022

(Address of Principal Executive Offices and Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 19, 2009, E*TRADE Financial Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on certain proposals in connection with the Company’s previously announced debt exchange offer (the “Debt Exchange”). At the Special Meeting, the Company’s stockholders approved (1) the amendment to the Company’s Certificate of Incorporation increasing the authorized shares of its common stock to 4 billion, (2) the issuance of the consideration offered to holders of notes in the Debt Exchange and (3) the potential issuance of shares of common stock or securities convertible or exchangeable into or exercisable for, common stock in connection with future debt exchange transactions in an amount up to 365 million shares. Stockholder approval of proposals (1) and (2) was a condition for the completion of the Debt Exchange. The Company anticipates that the Debt Exchange will close on August 24, 2009, subject to the satisfaction of customary closing conditions. In addition, stockholders passed a non-binding resolution at the Special Meeting advising the Company to terminate its Stockholder Rights Plan.

The Company press release related to the foregoing events is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date: August 19, 2009	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 19, 2009